         As filed with the Securities and Exchange Commission on August 5, 1994.
                                         REGISTRATION NO. 33____________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                     UNITED COMPANIES FINANCIAL CORPORATION
               (Exact name of issuer as specified in its charter)

           LOUISIANA                                       71-0430414
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                 4041 ESSEN LANE, BATON ROUGE, LOUISIANA 70809

                     UNITED COMPANIES FINANCIAL CORPORATION
                  1989 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 DALE E. REDMAN
                            CHIEF FINANCIAL OFFICER
                                4041 ESSEN LANE
                             BATON ROUGE, LA. 70809
                    (Name and address of agent for service)

                                 (504) 924-6007
         (Telephone number, including area code, of agent for service)
                         ______________________________

                                    Copy to:
                            J. MICHAEL ROBINSON, JR.
                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A PROFESSIONAL LAW CORPORATION)
                                 P.O. BOX 2997
                          BATON ROUGE, LA  70821-2997
                                 (504) 383-4703

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                  Proposed maximum     Proposed maximum
   Title of Securities         Amount to be        offering price          aggregate            Amount of
     to be registered        Registered (1)         per share (2)     offering price (2)     registration fee
- -------------------------------------------------------------------------------------------------------------
 Common Stock, $2.00              54,280                $8.24              $447,267              $154.23
           par value
=============================================================================================================



(1) There are also being registered hereunder such additional indeterminate number of shares as may be issuable under the Plan by reason of stock dividends or through recapitalization resulting in stock split-ups, combinations or exchange of shares.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $8.24 per share, the average exercise price of such shares after adjustment for a fifteen (15%) percent Common Stock dividend paid on August 13, 1992 and a one hundred (100%) percent Common Stock dividend paid on October 18, 1993.

================================================================================

         This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement on Form S-8, SEC File No. 33-29994 was filed with the Securities and Exchange Commission on July 14, 1989 (the "Registration Statement"). Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

         Exhibit No.              Description of Document
         -----------              -----------------------

         4.1(1)           -Articles of Incorporation, as amended

         4.1A(1)          -Amendment to Articles of Incorporation effective
                           June 18, 1993

         4.1B(2)          -Amendment to Articles of Incorporation effective May
                           12, 1994

         4.2(1)           -By-Laws, as amended

         4.3(3)           -Series A Junior Participating Preferred Stock
                           Purchase Rights

         5.1(2)           -Opinion of Kantrow, Spaht, Weaver & Blitzer (A
                           Professional Law Corporation)

         15.1(2)          -Letter of Deloitte & Touche regarding unaudited
                           interim financial information

         23.1(2)          -Consent of Deloitte & Touche

         23.2(2)          -Consent of Kantrow, Spaht, Weaver & Blitzer (A
                           Professional Law Corporation) (included in Exhibit
                           5.1)

         24.1(2)          -Power of Attorney (contained in page II-3 of this
                           Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Form 10-K dated December 31, 1993.

(2)      Filed herewith.

(3) Incorporated herein by reference to the Company's Form 8-A filed with the Commission on August 5, 1994.

ITEM 9. UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any Prospectus required by Section 10(a) of the Securities Act of 1933;

                          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S- 3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by way of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person for the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on July 27, 1994.

                                  UNITED COMPANIES FINANCIAL CORPORATION

                                  By:  /s/ SHERRY E. ANDERSON
                                           Sherry E. Anderson
                                           Senior Vice President and Secretary

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes J. Terrell Brown and Dale E. Redman and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as J. Terrell Brown or Dale E. Redman deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints
J. Terrell Brown and Dale E. Redman, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute in his name and on his behalf any such Amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                                     Date
         ---------                         -----                                     ----
/s/ HARRIS J. CHUSTZ                       Chairman of the Board                     July 27, 1994
- ---------------------------------          (Principal Executive Officer)
Harris J. Chustz


/s/ J. TERRELL BROWN                       President, Chief Executive                July 27, 1994
- ---------------------------------          Officer and Director
J. Terrell Brown                           (Principal Executive Officer)


/s/ DALE E. REDMAN                         Executive Vice President,                 July 27, 1994
- ---------------------------------          Chief Financial Officer,
Dale E. Redman                             Assistant Secretary and Director
                                           (Principal Financial Officer)


/s/ JESSE O. GRIFFIN                       Senior Vice President and                 July 27, 1994
- ---------------------------------          Controller (Principal Accounting
Jesse O. Griffin                           Officer)


                                           Director                                  July __, 1994
- ---------------------------------
James J. Bailey, III


/s/ ROBERT H. BARROW                       Director                                  July 25, 1994
- ---------------------------------
Robert H. Barrow


/s/ RICHARD A. CAMPBELL                    Director                                  July 27, 1994
- ---------------------------------
Richard A. Campbell


/s/ ROBERT D. KILPATRICK                   Director                                  July 27, 1994
- ---------------------------------
Robert D. Kilpatrick


                                           Director                                  July __, 1994
- ---------------------------------
O. Miles Pollard


                                           Director                                  July __, 1994
- ---------------------------------
Charles S. Prosser, M.D.


/s/ WILLIAM H. WRIGHT, JR.                 Director                                  July 25, 1994
- ---------------------------------
William H. Wright, Jr.

                                 EXHIBIT INDEX


                                                                                      Sequentially
                                                                                        Numbered
         Exhibit No.              Description of Document                                 Page
         -----------              -----------------------                             ------------
         4.1(1)           -Articles of Incorporation, as amended

         4.1A(1)          -Amendment to Articles of Incorporation effective
                           June 18, 1993

         4.1B(2)          -Amendment to Articles of Incorporation effective May
                           12, 1994

         4.2(1)           -By-Laws, as amended

         4.3(3)           -Series A Junior Participating Preferred Stock
                           Purchase Rights

         5.1(2)           -Opinion of Kantrow, Spaht, Weaver & Blitzer (A
                           Professional Law Corporation)

         15.1(2)          -Letter of Deloitte & Touche regarding unaudited
                           interim financial information

         23.1(2)          -Consent of Deloitte & Touche

         23.2(2)          -Consent of Kantrow, Spaht, Weaver & Blitzer (A
                           Professional Law Corporation) (included in Exhibit
                           5.1)

         24.1(2)          -Power of Attorney (contained in page II-3 of this
                           Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Form 10-K dated December 31, 1993.

(2)      Filed herewith.

(3) Incorporated herein by reference to the Company's Form 8-A filed with the Commission on August 5, 1994.